Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DiDi Global Inc. of our report dated April 9, 2021 relating to the financial statements, which appears in DiDi Global Inc.'s Registration Statement on Form F-1 (File No: 333-256977).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

January 20, 2022